EXHIBIT 10.33

IRON MOUNTAIN INCORPORATED
Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
Restricted Stock Unit Agreement
This Restricted Stock Unit Agreement and the associated grant award information (the “Customizing Information”), which Customizing Information is provided in written form or is available in electronic form from the recordkeeper for the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended and in effect from time to time (the “Plan”), is made as of the date shown as the “Grant Date” in the Customizing Information (the “Grant Date”) by and between Iron Mountain Incorporated, a Delaware corporation (the “Company”), and the individual identified in the Customizing Information (the “Recipient”). This instrument and the Customizing Information are collectively referred to as the “Restricted Stock Unit Agreement.”
WITNESSETH THAT:
WHEREAS, the Company has instituted the Plan; and
WHEREAS, the Compensation Committee (the “Committee”) has authorized the grant of restricted stock units with respect to the Company’s Common Stock (“Stock”) upon the terms and conditions set forth below and pursuant to the Plan, a copy of which is incorporated herein; and
WHEREAS, the Recipient acknowledges that he or she has carefully read this Restricted Stock Unit Agreement and agrees, as provided in Section 18(a) below, that the terms and conditions of the Restricted Stock Unit Agreement reflect the entire understanding between himself or herself and the Company regarding this restricted stock unit award (and the Recipient has not relied upon any statement or promise other than the terms and conditions of the Restricted Stock Unit Agreement with respect to this restricted stock unit award);
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Recipient agree as follows.
1. Grant. Subject to the terms of the Plan and this Restricted Stock Unit Agreement, the Company hereby grants to the Recipient that number of restricted stock units (“RSUs”) equal to the corresponding number of shares of the Company’s Stock (the “Underlying Shares”) shown in the Customizing Information under “Restricted Stock Units Granted.”
2. Vesting.
1.(a)    In General. If the Recipient remains in an employment, contractual or other service relationship with the Company (“Relationship”) as of a “Vesting Date,” as specified in the Customizing Information, and the Recipient as of such date is not in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company, all or a portion, as applicable (the “Incremental Amount,” as specified in the Customizing Information), of the RSUs shall vest on such date. For the avoidance of doubt, except as otherwise provided pursuant to the terms of the Plan and Sections 2(b), 2(c) or 2(d), if the Recipient’s Relationship with the Company is terminated by the Company or by the Recipient for any reason, whether voluntarily or involuntarily, no RSUs granted pursuant to this Restricted Stock Unit Agreement shall vest under any circumstances on and after the date of such termination.
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(b)    Retirement Vesting. Notwithstanding Section 2(a), if the Recipient’s Relationship with the Company terminates on account of Retirement (as defined below) on or after the sixth (6th) month anniversary of the Grant Date, the RSUs shall continue to vest on the schedule shown in the Customizing Information, provided the Recipient continues to comply with any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company.
(c)    Death or Disability Vesting. Notwithstanding Section 2(a), if the Recipient’s Relationship with the Company terminates as a result of his or her disability (as determined by the Board on the basis of medical advice satisfactory to it) or death, the Recipient’s Vesting Date shall be the date of termination and he or she shall be fully vested in his or her RSUs, provided the Recipient is not as of the date of delivery, or was not as of the date of death, in violation of any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company.
(d)    Committee Discretion. In the event the Relationship is terminated for any reason (whether voluntary or involuntary), (i) the Recipient’s right to vest in the RSU will, except as provided in Section 9(c) of the Plan or otherwise explicitly in Sections 2(b) or 2(c) or as provided by the Committee, terminate as of the date of the termination of the Relationship (and will not be extended by any notice period mandated under local law) and (ii) the Committee shall have the exclusive discretion to determine when the Relationship has terminated for purposes of this RSU (including when the Recipient is no longer considered to be providing active service while on a leave of absence).
(e)    Special Definitions. For purposes of this Section 2, the term “Company” refers to the Company as defined in the last sentence of Section 1 of the Plan, and the term “Retirement” means termination of the Recipient’s Relationship with the Company after the Recipient has attained age fifty-five (55), has five (5) Years of Credited Service and has a combined age and Years of Credited Service of at least sixty-five (65). “Years of Credited Service” shall mean the Recipient’s years of total adjusted service with the Company, calculated from the Recipient’s initial hire date with the Company (or any predecessor business acquired by the Company) and without regard to any lapses in active employment while employed by the Company, such as approved leaves of absences.
3. Dividends. A Recipient shall be credited with dividend equivalents equal to the dividends the Recipient would have received if the Recipient had been the actual record owner of the Underlying Shares on each dividend record date on or after the Grant Date and through the date the Recipient receives a settlement pursuant to Section 4 below (the “Dividend Equivalent”). If a dividend on the Stock is payable wholly or partially in Stock, the Dividend Equivalent representing that portion shall be in the form of additional RSUs, credited on a one-for-one basis. If a dividend on the Stock is payable wholly or partially in cash, the Dividend Equivalent representing that portion shall also be in the form of cash and a Recipient shall be treated as being credited with any cash dividends, without earnings, until settlement pursuant to Section 4 below. If a dividend on Stock is payable wholly or partially in other than cash or Stock, the Committee may, in its discretion, provide for such Dividend Equivalents with respect to that portion as it deems appropriate under the circumstances. Dividend Equivalents shall be subject to the same terms and conditions as the RSUs originally awarded pursuant to this Restricted Stock Unit Agreement, and they shall vest (or, if applicable, be forfeited) as if they had been granted at the same time as the original RSU. Dividend Equivalents representing the cash portion of a dividend on Stock shall be settled in cash.
4. Delivery of Underlying Shares or Cash Settlement. With respect to any RSUs that become vested RSUs as of a Vesting Date pursuant to Section 2, the Company shall issue

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and deliver to the Recipient as soon as practicable following the applicable Vesting Date (a) the number of Underlying Shares equal to the number of RSUs vesting on that date or an amount of cash equal to the Fair Market Value, as defined in the Plan, of such Underlying Shares as of that date (or such later delivery date, if applicable) and (b) the amount (and in the form) due with respect to the Dividend Equivalents applicable to such Underlying Shares. Whether Underlying Shares, or the cash value thereof, shall be issued or paid at settlement shall be determined based on the “Form of Settlement” specified in the Customizing Information.
2.Any shares issued pursuant to this Restricted Stock Unit Agreement shall be issued, without issue or transfer tax, by (i) delivering a stock certificate or certificates for such shares out of theretofore authorized but unissued shares or treasury shares of its Stock as the Company may elect or (ii) issuance of shares of its Stock in book entry form; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Notwithstanding the preceding provisions of this Section 4, delivery of Underlying Shares shall be made, or the amount of cash equivalent thereto shall be paid, only if the required purchase price designated as the “Purchase Price” shown in the Customizing Information per underlying RSU is paid to the Company by means of payment acceptable to the Company in accordance with the terms of the Plan. If the Recipient fails to pay for or accept delivery of all of the shares, the right to shares of Stock provided pursuant to this RSU may be terminated by the Company.
5. Withholding Taxes. The Recipient hereby agrees, as a condition of this award, to provide to the Company (or a subsidiary employing the Recipient, as applicable) an amount sufficient to satisfy the Company’s and/or subsidiary’s obligation to withhold any and all federal, state, local or provincial income tax, social security, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or statutory withholdings related to the Recipient’s participation in the Plan (the “Withholding Amount”), if any, by (a) authorizing the Company and/or any subsidiary employing the Recipient, as applicable, to withhold the Withholding Amount from the Recipient’s cash compensation or (b) remitting the Withholding Amount to the Company (or a subsidiary employing the Recipient, as applicable) in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Underlying Shares and Dividend Equivalents that would otherwise be delivered that number of shares (and/or cash) having a Fair Market Value on the date of vesting sufficient to eliminate any deficiency in the Withholding Amount. Regardless of any action that the Company and/or subsidiary takes with respect to any or all federal, state, local or provincial income tax, social security, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or statutory withholdings related to the Recipient’s participation in the Plan, the Recipient acknowledges that he or she, and not the Company and/or any subsidiary, has the ultimate liability for any such items. Further, if the Recipient becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Recipient acknowledges that the Company and/or subsidiary may be required to withhold or account for such tax-related items in more than one jurisdiction.
6. Non-assignability of RSUs and Dividend Equivalents. RSUs and Dividend Equivalents shall not be assignable or transferable by the Recipient except by will or by the laws of descent and distribution or as permitted by the Committee in its discretion pursuant to the terms of the Plan. During the life of the Recipient, delivery of shares of Stock or payment of cash as settlement of RSUs and Dividend Equivalents shall be made only to the Recipient, to a conservator or guardian duly appointed for the Recipient by reason of the Recipient’s incapacity or to the person appointed by the Recipient in a durable power of attorney acceptable to the Company’s counsel.

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7. Compliance with Securities Act; Lock-Up Agreement. The Company shall not be obligated to sell or issue any Underlying Shares or other securities in settlement of RSUs and Dividend Equivalents hereunder unless the shares of Stock or other securities are at that time effectively registered or exempt from registration under the Securities Act and applicable state or provincial securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Recipient hereby represents, warrants and agrees that the Recipient will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Recipient further hereby agrees that as a condition to the settlement of RSUs and Dividend Equivalents, the Recipient will execute an agreement in a form acceptable to the Company to the effect that the shares shall be subject to any underwriter’s lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.
8. Legends. The Recipient hereby acknowledges that the stock certificate or certificates (or entries in the case of book entry form) evidencing shares of Stock or other securities issued pursuant to any settlement of an RSU or Dividend Equivalent hereunder may bear a legend (or provide a restriction) setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect.
9. Rights as Stockholder. The Recipient shall have no rights as a stockholder with respect to any RSUs, Dividend Equivalents or Underlying Shares until the date of issuance of a stock certificate (or appropriate entry is made in the case of book entry form) for Underlying Shares and any Dividend Equivalents. Except as provided by Section 3, no adjustment shall be made for any rights for which the record date is prior to the date such stock certificate is issued (or appropriate entry is made in the case of book entry form), except to the extent the Committee so provides, pursuant to the terms of the Plan and upon such terms and conditions it may establish.
10. Effect Upon Employment and Performance of Services. Nothing in this Restricted Stock Unit Agreement or the Plan shall be construed to impose any obligation upon the Company or any subsidiary to employ or utilize the services of the Recipient or to retain the Recipient in its employ or to engage or retain the services of the Recipient.
11. Time for Acceptance. Unless the Recipient shall evidence acceptance of this Restricted Stock Unit Agreement by electronic or other means prescribed by the Committee within sixty (60) days after its delivery, the RSUs and Dividend Equivalents shall be null and void (unless waived by the Committee).
12. Right of Repayment. In the event that the Recipient breaches any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company, the Recipient shall pay to the Company an amount equal to the excess of the Fair Market Value of the Underlying Shares as of the date of settlement (whether settled in cash or Stock) over the Purchase Price, if any, paid (or deemed paid) together with the value of any Dividend Equivalents; provided, however, that the Committee in its discretion may release the Recipient from the requirement to make such payment, if the Committee determines that the Recipient’s breach of such agreement is not inimical to the best interests of the Company. In accordance with applicable law, the Company may deduct the amount of payment due under the preceding sentence from any compensation or other amount payable by the Company to the Recipient. For purposes of this Section 12, the term “Company” refers to the Company as defined in the last sentence of Section 1 of the Plan.

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13. Section 409A of the Internal Revenue Code. The RSUs and Dividend Equivalents granted hereunder are intended to avoid the potential adverse tax consequences to the Recipient of Section 409A of the Code and the Committee may make such modifications to this Restricted Stock Unit Agreement as it deems necessary or advisable to avoid such adverse tax consequences. If and to the extent that the RSUs and Dividend Equivalents are subject to Section 409A, in addition to the provisions of Section 12(f) of the Plan, any payment upon termination of the Relationship shall be made only upon a “separation from service” under Section 409A, and the Recipient may not directly or indirectly designate the calendar year of a payment.
14. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Recipient consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
15. Company Policies. This RSU shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time, in accordance with applicable law.
16. Nature of Award. By accepting this RSU, the Recipient acknowledges, understands and agrees that:
3.(a)    the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan and this Restricted Stock Unit Agreement;
4.(b)    the grant of this RSU is voluntary and occasional and does not create any contractual or other right to receive future awards under the Plan or benefits in lieu of Plan awards, even if RSUs or other Plan awards have been granted in the past;
5.(c)    all decisions with respect to future RSU awards will be at the sole discretion of the Committee;
6.(d)    he or she is voluntarily participating in the Plan;
7.(e)    the future value of the Underlying Shares is unknown and cannot be predicted with certainty;
8.(f)    if the Recipient resides and/or works outside the United States, the following additional provisions shall apply:
9.(i)    this RSU, including any Dividend Equivalents, and the Underlying Shares are not intended to replace any pension rights or compensation;
10.(ii)    this RSU, including any Dividend Equivalents, and the Underlying Shares (including value attributable to each) do not constitute compensation of any kind for services of any kind rendered to the Company and/or any subsidiary thereof and are outside the scope of the Recipient’s employment contract, if any;

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11.(iii)    this RSU, including any Dividend Equivalents, and any Underlying Shares (including the value attributable to each) are not part of normal or expected compensation or salary, including, but not limited to, for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, service awards, pension or retirement or welfare benefits or similar payments unless such other arrangement explicitly provides to the contrary;
12.(iv)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU, including any Dividend Equivalents, resulting from the Recipient’s termination of the Relationship for any reason, and in consideration of this RSU, including any Dividend Equivalents, the Recipient irrevocably agrees never to institute a claim against the Company and/or subsidiary, waives his or her ability to bring such claim and releases the Company and/or subsidiary from any claim; if, notwithstanding the foregoing, such claim is allowed by a court of competent jurisdiction, then by accepting this RSU, including any Dividend Equivalents, the Recipient is deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and
13.(g)    the Company shall not be liable for any foreign exchange rate fluctuation between the Recipient’s local currency and the United States dollar that may affect the value of this RSU or any amounts due pursuant to the settlement of the RSU or the subsequent sale of any Underlying Shares acquired upon settlement.
17. Appendix. Notwithstanding any provision in this Restricted Stock Unit Agreement, this RSU shall be subject to any special terms and conditions set forth in any Appendix to this Restricted Stock Unit Agreement for the Recipient’s country of residence or in which the Recipient works. Moreover, if the Recipient relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Recipient, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Restricted Stock Unit Agreement.
18. General Provisions.
(a) Amendment; Waivers. This Restricted Stock Unit Agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan and this Restricted Stock Unit Agreement and applicable law, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Recipient hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Recipient, to the extent permitted by applicable law. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance. The Recipient shall have the right to receive, upon request, a written confirmation from the Company of the Customizing Information.
(b) Binding Effect. This Restricted Stock Unit Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

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(c) Fractional RSUs, Underlying Shares and Dividend Equivalents. All fractional Underlying Shares and Dividend Equivalents settled in Stock resulting from the application of the Vesting Schedule or the adjustment provisions contained in the Plan shall be rounded down to the nearest whole share. If cash in lieu of Underlying Shares is delivered at settlement, or Dividend Equivalents are settled in cash, the amount paid shall be rounded down to the nearest penny.
(d) Governing Law. This Restricted Stock Unit Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.
(e) Construction. This Restricted Stock Unit Agreement is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Restricted Stock Unit Agreement, the Plan shall control. The titles of the sections of this Restricted Stock Unit Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.
(f) Language. If the Recipient receives this Restricted Stock Unit Agreement, or any other document related to this RSU and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(g) Data Privacy.
14.(i)    The Recipient hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Recipient’s personal data as described in this Restricted Stock Unit Agreement by and among, as applicable, his or her employer, the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan.
15.(ii)    The Recipient understands that his or her employer, the Company and its subsidiaries, as applicable, hold certain personal information about the Recipient regarding his or her employment, the nature and amount of the Recipient’s compensation and the fact and conditions of the Recipient’s participation in the Plan, including, but not limited to, the Recipient’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company and its subsidiaries, details of all options, awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Recipient’s favor, for the purpose of implementing, administering and managing the Plan (the “Data”).
(iii)    The Recipient understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these third parties may be located in the Recipient’s country, or elsewhere, and that the third party’s country may have different data privacy laws and protections than the Recipient’s country. The Recipient understands that the Recipient may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources

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representative. The Recipient authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Recipient’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Recipient understands that the Data will be held only as long as is necessary to implement, administer and manage Recipient’s participation in the Plan. The Recipient understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Recipient’s local human resources representative. The Recipient understands, however, that refusing or withdrawing his or her consent may affect the Recipient’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Recipient understands that the Recipient may contact his or her local human resources representative.
(h) Notices. Any notice in connection with this Restricted Stock Unit Agreement shall be deemed to have been properly delivered if it is delivered in the form specified by the Committee as follows:
To the Recipient:    Last address provided to the Company
To the Company:    Iron Mountain Incorporated
1101 Enterprise Drive
Royersford, Pennsylvania 19468
Attn: Chief Financial Officer
(i) Version Number. This document is Version 4 of the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan Restricted Stock Unit Agreement.

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IRON MOUNTAIN INCORPORATED
Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
Restricted Stock Unit Agreement
Appendix
Country-Specific Provisions
Terms and Conditions
This Appendix includes additional, or if so indicated replaces, certain terms and conditions that govern an RSU granted under the Plan if a Recipient resides or works in one of the countries listed below. Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Restricted Stock Unit Agreement.
Notifications
The information contained herein is general in nature and may not apply to each particular Recipient’s situation and the Company is not in a position to assure a Recipient of any particular result. Accordingly, the Recipient is advised to seek appropriate professional advice as to how the relevant laws in a particular country may apply to his or her situation.
If the Recipient is a citizen or resident of a country other than the one in which the Recipient is currently working, transfers employment or service location after the Grant Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Recipient, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
Australia
OFFER TO AUSTRALIAN RESIDENT EMPLOYEES
This Offer Document sets out information regarding the participation of Australian resident employees of Iron Mountain Incorporated (the “Company”) and its Australian subsidiaries in grant of an award of restricted stock units made under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, as amended and in effect from time to time (the “Plan”).

Investment in securities involves a degree of risk and there is no guarantee of the future value of, or returns from, securities the Recipient may acquire under the Plan. Employees who elect to participate in the Plan should consider all risk factors relevant to the acquisition of securities under the Plan as set out in this document and any associated documents.
The information contained in this document and any associated documents is general information only. It is not advice or information specific to the Recipient’s objectives, financial situation or needs. Australian employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give advice about participation in the Plan.

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1.    OFFER AND TERMS OF PARTICIPATION
This Offer Document relates to an invitation by the Company to eligible employees in Australia to accept grants of restricted stock unit awards made under the Plan. The awards will be issued at no cost to the Recipient.
The terms of Recipient’s participation are set out in the Plan, the Prospectus, the Restricted Stock Unit Agreement and this Offer Document.
By accepting a grant of a restricted stock unit award, the Recipient will be bound by terms set out in the Plan, the Prospectus, the Restricted Stock Unit Agreement and this Offer Document.
2.    HOW CAN I ASCERTAIN THE CURRENT MARKET PRICE OF SHARES UNDERLYING THE RESTRICTED STOCK UNIT AWARD IN AUSTRALIAN DOLLARS?
The Recipient could, from time to time, ascertain the market price of a share of common stock in the Company (“Company Stock”) by obtaining that price from the NASDAQ website, the Company website or The Wall Street Journal, and multiplying that price by a published exchange rate to convert U.S. Dollars into Australian Dollars, to determine the Australian dollar equivalent of that current market price.
3.    RISKS OF ACQUIRING AND HOLDING SHARES
Acquiring and holding restricted stock units and shares of Company Stock involves risk. These risks include that:
    (a)    there is no guarantee that the shares will grow in value - they may decline in value. Stock markets are subject to fluctuations and the price of shares can rise and fall, depending upon the Company's performance and other internal and external factors;
    (b)    there is no assurance that the Company will pay dividends even if its earnings increase; and
    (c)    there are tax implications involved in acquiring and holding restricted stock units and shares of Company Stock and the tax regime applying to the Recipient may change.
Availability of Plan. The Company will, within a reasonable time of the Recipient so requesting, provide the Recipient with a copy of the Plan, without charge.
Data Protection.
For the purposes of Section 2 of the Addendum to the Restricted Stock Unit Agreement titled Data Privacy:
    (a)    Recipient understands that recipients of the Data may be located in the United States;
    (b)    Recipient understands that, by consenting to the disclosure of the Data to recipients located overseas, Australian Privacy Principle (APP) 8.1 will not apply to the disclosure and as a result Recipient’s employer will not be accountable under the Privacy Act 1988 (Cth) and Recipient may not be able to seek redress under the Privacy Act 1988 (Cth) in respect of this Data; and
    (c)    Recipient acknowledges that Recipient’s employer's privacy policy contains information about how Recipient may access the Data about Recipient that it holds and seek the correction of such Data. It also contains information about how Recipient may complain about a breach of the APPs and how Recipient’s employer will deal with such a complaint.
Canada

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RSUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in this Restricted Stock Unit Agreement, the grant of the RSUs does not provide the Recipient any right to receive a cash payment and the RSUs may be settled only in shares of Company Stock.
Vesting. For purposes of Section 2 of the Restricted Stock Unit Agreement, the date of termination of the Relationship will occur on the date active and actual employment or the provision of other services ceases, irrespective of whether such termination of employment or services is wrongful or otherwise, and will not be extended by any period of notice or compensation in lieu thereof.
Time for Acceptance. This provision supplements Section 11 of the Restricted Stock Unit:
The Recipient agrees that his or her acceptance of this award and participation in the Plan is voluntary and has not been induced by the promise of employment or continued employment with the Company or any subsidiary.
France
By accepting this agreement, you grant your employing company permission to share your individual tax rate information with Iron Mountain Incorporated and related third parties where it is required in order to administer your equity award vesting and acknowledge that such information is governed by the data privacy provisions of this agreement.
En acceptant cet accord, vous autorisez l'entreprise qui vous emploie à partager des informations sur votre taux d'imposition individuel avec Iron Mountain Incorporated et des tiers associés qui requièrent ces informations pour gérer vos primes en action et reconnaissez que ces informations sont régies par les provisions en matière de confidentialité des données présentes dans cet accord.
Information and Disclaimer. Please be mindful that:

(1)    This offer does not require a prospectus to be submitted for approval to the Autorité des Marchés Financiers (“AMF”);
(2)     The Recipient may take part in the offer solely for his or her own account; and
(3)    Any financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.
The information provided to the Recipient in this Restricted Stock Unit Agreement, the Plan or other documents supplied to the Recipient in connection with the award to the Recipient of a restricted stock unit is provided as factual information only and as such is not intended to induce the Recipient to accept to enter into this Restricted Stock Unit Agreement. Any such information does not give or purport to give any indication of the likely future financial success or performance of the Company and historical financial information gives no indication of future financial performance.
The value of a share of Stock of the Company may go down as well as up and the Recipient must make his or her own decision as to whether he or she wishes to receive shares of Common Stock of the Company in the conditions set forth in the Plan. Should the Recipient be in any doubt as to the contents of the offer of this RSU or what course of action to take in relation to the offer, the Recipient is recommended to seek immediately his or her own personal financial advice from the Recipient’s stockbroker, bank manager, solicitor, accountant or other independent financial advisor duly authorized by the competent authorities or bodies.

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Vesting. This provision replaces the first sentence of Section 2(a) of the Restricted Stock Unit Agreement:
If the Recipient remains in an employment, contractual or other service relationship with the Company (“Relationship”) as of a “Vesting Date,” as specified in the Customizing Information, all or a portion, as applicable (the “Incremental Amount,” as specified in the Customizing Information), of the RSUs shall vest on such date.
Right of Repayment. Section 12 of the Restricted Stock Unit Agreement shall not apply to the RSU.
Informations et avis de non-responsabilité. Veuillez garder à l'esprit que :

(1)       Cette offre ne nécessite aucun prospectus visé par l'Autorité des Marchés Financiers (“AMF”) ;

(2)       Le Bénéficiaire pourra participer à l'offre uniquement pour son propre compte ; et

(3)       Tout instrument financier acquis de la sorte ne peut être distribué directement ou indirectement au public, sauf dans les cas prévus par les articles L. 411-1, L. 411-2, L. 412-1 et L. 621-8 à L. 621-8-3 du Code Monétaire et Financier.

Les informations fournies au bénéficiaire dans le présent Accord sur les Unités d'Actions Restreintes, le plan ou d'autres documents fournis au bénéficiaire en relation avec l'attribution au bénéficiaire d'une unité de stock restreinte sont fournies à titre d'information factuelle uniquement et, en tant que telles, ne visent pas à inciter le bénéficiaire à accepter de s'engager dans le présent Accord sur les Unités d'Actions Restreintes. Ces informations ne donnent ou ne prétendent donner aucune indication sur la réussite ou les résultats financiers futures probables de la société et les informations financières historiques ne donnent aucune indication sur les résultats financiers futurs.
La valeur d'une action de la société peut baisser ou augmenter, et le bénéficiaire doit décider lui-même s'il souhaite recevoir des actions ordinaires de la société, dans les conditions établies dans le plan. En cas de doute de la part du Bénéficiaire concernant le contenu de la présente offre d'UAR ou la démarche à suivre relative à cette offre, il est recommandé au Bénéficiaire de consulter immédiatement pour avis son propre conseiller financier personnel, qu'il s'agisse d'un courtier, d'un directeur de banque, d'un notaire, d'un comptable ou de tout autre conseiller financier indépendant dûment autorisé par les autorités ou organes compétents.

Acquisition.  Cette disposition remplace la première phrase de la Section 2(a) de l'Accord sur les Unités d'Actions Restreintes :

Si le Bénéficiaire conserve une relation d'emploi, contractuelle ou autre relation de prestation de service avec la Société ("Relation") à la "Date d'acquisition", tel que précisé dans les Informations de Personnalisation, la totalité ou une partie, selon le cas (le "Montant supplémentaire" tel qu'indiqué dans les Informations de Personnalisation), des UAR deviendra acquise à ladite date.

Droit au remboursement.  La Section 12 de l'Accord sur les Unités d'Actions Restreintes ne s'applique pas aux UAR.
Hungary

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Grant. Any shares acquired under the Plan are deemed as privately placed under Act No. CXX of 2011 on the Capital Market.
India
Reporting Requirements: The Recipient shall immediately notify the Company upon selling any shares acquired under the Plan, regardless of whether the sale occurs during or after their employment. The Recipient is responsible for providing relevant details relating to these shares to assist the Company in fulfilling any reporting obligations as required by applicable laws.
Data Protection: The Recipient acknowledges and affirms that any sensitive personal data provided by them shall be shared with the designated Indian entity for the purpose of administering and implementing the Plan or any requisite actions arising from the Plan. The Recipient expressly consents to the processing and sharing of their sensitive personal data to such entities in compliance with the requirements as outlined in the (Indian) Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules of 2011, enacted under the (Indian) Information Technology Act of 2000.
In the event of amendments to data protection law in India, the Recipient expressly consents to the Company’s continued use, storage, collection and disclosure of their Personal Information and Sensitive Personal Data and Information (SPDI). The Recipient agrees to provide further consents and approvals, in such form and manner, as may be required by the Company. Should the Recipient withhold or decline to provide such further consents or approvals, the Company may be impeded or not be able to fulfill its obligations as outlined in the Plan.
LRS Scheme: The Recipient acknowledges that their investment in the Company’s shares constitutes an ‘overseas direct investment.’ The Recipient is responsible to comply with the limitations and conditions under the Liberalized Remittance Scheme issued by the Reserve Bank of India (“LRS Scheme”). The Recipient shall immediately notify the Company when there is a risk of exceeding such limits due to the participation in the Plan.
The Netherlands
Effect Upon Employment and Performance of Services. This provision supplements Section 10 of the Restricted Stock Unit Agreement:
RSUs and Dividend Equivalents shall not form part of the employment or services conditions of the Recipient, nor shall they be treated (either at the time when it might apply or in any period prior thereto or any period thereafter) as remuneration for the purpose of pension arrangements nor shall they form any other employment or services related entitlement. RSUs and Dividend Equivalents shall not be included in the calculation of a possible severance payment and the Recipient waives all rights (if any) that he or she may have in this regard.
New Zealand
You have been granted an award of RSUs under the Plan. You have been or will be provided with a description of the Plan and its terms and conditions separately to this document. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013 you must be provided with the following information.
Annual Report and Financial Statements

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You have the right to receive from the Company on request, free of charge, a copy of the Company’s latest annual report, financial statements and audit report on those financial statements. You can obtain a copy of these documents electronically at the following website address http://investors.ironmountain.com/company/for-investors/investors-overview/default.aspx or by emailing our Investor Relations department at investorrelations@ironmountain.com.

Warning
This is a grant of restricted stock units (RSUs). If the RSUs vest, in accordance with the terms of the Plan, you will receive shares of the Company’s Stock or a cash settlement. The shares will give you a stake in the ownership of the Company. You may receive a return if dividends are paid.
If the Company runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of any preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
The RSUs are not listed. The shares of the Company’s Stock are listed on the New York Stock Exchange (NYSE). This means you may be able to sell the shares, if received on vesting of the RSUs, on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for the shares.

Poland
Right of Repayment. The right of repayment provided in Section 12 of this Restricted Stock Unit Agreement shall be subject to concluding a non-competition agreement, according to the relevant provisions of Polish law.
Governing Law. This provision supplements Section 18(d) of the Restricted Stock Unit Agreement:
Any disputes resulting from this Restricted Stock Unit Agreement shall be settled exclusively by United States federal courts in the Commonwealth of Massachusetts.
Language. This provision replaces Section 18(f) of the Restricted Stock Unit Agreement:
This Restricted Stock Unit Agreement was executed in two (2) identical counterparts, each in Polish and English versions, and one for each of the Company and the Recipient. In the case of any discrepancy between the Polish and English version, the Polish version will prevail.
United Kingdom
RSUs Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in this Restricted Stock Unit Agreement, the grant of the RSUs does not provide the Recipient any right to receive a cash payment and the RSUs may be settled only in shares of Company Stock.
16.Withholding Taxes. This provision replaces the first sentence of Section 5 of the Restricted Stock Unit Agreement:

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17.If a liability arises in connection with the award, holding, vesting or settlement of RSUs and/or Dividend Equivalents under which the Company or any subsidiary employing the Recipient is obliged to account for the tax and/or primary social security contributions (otherwise known as employee’s National Insurance Contributions) (“Employee Tax Liability”), then:
18.(a) If the Dividend Equivalent is cash settled, the Company or the relevant subsidiary may withhold the Employee Tax Liability from the sum of cash due to the Recipient; or
19.(b) If the RSU and/or Dividend Equivalent is Stock settled, then unless the Recipient makes a payment of an amount equal to the Employee Tax Liability within seven (7) days of being notified by his or her employer or the Company of the amount of the Employee Tax Liability, the Company may withhold sufficient of the shares of Company Stock resulting from the settlement of the RSU and/or Dividend Equivalent and arrange payment to the subsidiary on which the Employee Tax Liability falls of an amount equal to the Employee Tax Liability. If shares are withheld to cover the obligation for the Employee Tax Liability, then for tax purposes, the Recipient shall be deemed to have been issued the full number of shares of Company Stock with respect to the vested RSUs notwithstanding that a number of shares are held back for purposes of paying the Employee Tax Liability.
20.
Effect Upon Employment and Performance of Services. This provision supplements Section 10 of the Restricted Stock Unit Agreement:
21.The Recipient shall have no entitlement to compensation or damages in consequence of the termination of his or her employment with the Company or any employing subsidiary for any reason whatsoever and whether or not in breach of contract, in so far as such entitlement arises or may arise from his or her ceasing to have rights under the RSU as a result of such termination or from the loss or diminution in value of the same and, upon grant, the Recipient shall be deemed irrevocably to have waived such entitlement.
Any EU Country
Data Privacy. This provision replaces Section 18(g) of the Restricted Stock Unit Agreement in its entirety:
i.The Recipient hereby acknowledges and understands that the Recipient’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in this Restricted Stock Unit Agreement by and among, as applicable, the Recipient’s employer, the Company and its subsidiaries, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Recipient’s participation in the Plan.
ii.The Recipient understands that the Company and its subsidiaries (including his or her employer), as applicable, hold certain personal information about him or her regarding the Recipient’s employment, the nature and amount of the Recipient’s compensation and the fact and conditions of the Recipient’s participation in the Plan, including, but not limited to, his or her name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title,

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any equity or directorships held in the Company and details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, in connection with the implementation, management and administration of the Plan (the “Data”).
The Recipient understands that the Data may be transferred to the Company, its subsidiaries and any third parties assisting in the implementation, administration and management of the Plan, that these entities or persons may be located in the Recipient’s country, or elsewhere, and that such entity or person’s country may have a different or lower standard of data privacy rights and protections than Recipient’s country. The Recipient understands that he or she may request a list with the names and addresses of any entities or persons that receive the Data by contacting the Recipient’s local human resources representative. The Recipient understands that the entities or persons receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including transfers of such Data to a broker or other third party. The Recipient understands that the Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan in accordance with applicable law. The Recipient understands that he or she may, at any time, request to access or be provided the Data, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data in any case without cost and to the extent permitted by law, by contacting in writing his or her local human resources representative. The Recipient understands, however, that objecting to the processing of his or her Data may affect the Recipient’s ability to participate in the Plan.

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IRON MOUNTAIN INCORPORATED
Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
Restricted Stock Unit Schedule

Participant Name
Employee ID

In accordance with the Restricted Stock Unit Agreement, of which this Restricted Stock Unit Schedule is a part (which together, constitute the “Customizing Information”), the Company hereby grants to Participant Name (the “Recipient”) the following Restricted Stock Units:
Grant Date:                Grant Date
Grant Type:                Grant Type
Number of Units Granted:        Number of Awards Granted
Grant Date Fair Market Value:    Grant Date FMV
Vesting Schedule:            Vesting Schedule
Form of Settlement:            Stock

ACCEPTANCE BY RECIPIENT
IN WITNESS WHEREOF, the Company has caused this Restricted Stock Unit Agreement to be issued as of the date set forth above.
Acceptance Date
Electronic Signature

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